                     SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         H&R BLOCK, INC.
         (Name of Registrant as Specified in Its Charter)

     James H. Ingraham, Secretary, for the Board of Directors
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-
    6(i)(4) and 0-11.

     1) Title of each class of securities to which the transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)   Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

[Text of form of proxy]

[FRONT SIDE]

          PROXY FOR MEETING OF SHAREHOLDERS, September 7, 1994

The undersigned hereby appoints Henry W. Bloch, Thomas M. Bloch and Morton I. Sosland, and each of them, the proxies (acting by a majority or, if only one be present, then that one shall have all of the powers hereunder), each with full power of substitution, for and in the name of the undersigned to represent and to vote all shares of stock of H&R BLOCK, INC., a Missouri corporation, of the undersigned at the annual meeting of shareholders of said corporation to be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, commencing at 9:00 a.m., Kansas City time, and at any adjournment thereof, notice of said meeting and the proxy statement furnished therewith having been received by the undersigned; and without limiting the authority hereinabove given, said proxies or proxy are expressly authorized to vote in accordance with the undersigned's direction as to those matters set forth on the reverse side hereof and in accordance with their best judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

                              THIS PROXY IS SOLICITED ON BEHALF
                              OF THE BOARD OF DIRECTORS AND WILL
                              BE VOTED AS SPECIFIED ON THE
                              REVERSE SIDE HEREOF.  IF NO SUCH
                              SPECIFICATION IS MADE, IT WILL BE
                              VOTED FOR EACH OF THE PROPOSALS.

[REVERSE SIDE]

1.   ELECTION OF CLASS II DIRECTORS.      FOR all nominees listed
                                      ---
     below (except as marked to the contrary below)

                                       WITHHOLD AUTHORITY to vote
                                   ---
     for all nominees listed below

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), clearly cross out his (their) name(s) below.

     NOMINEES ARE:  G. KENNETH BAUM, HENRY F. FRIGON AND ROGER W.
     HALE.

2.   APPROVAL OF AN AMENDMENT TO THE THIRD STOCK OPTION PLAN FOR
     SEASONAL EMPLOYEES TO MODIFY ONE OF THE CONDITIONS UPON
     WHICH THE ABILITY TO EXERCISE AN OPTION IS DEPENDENT.

         FOR             AGAINST            ABSTAIN
     ---             ---                ---

3.   RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE
     COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING APRIL 30,
     1995.

         FOR             AGAINST            ABSTAIN
     ---             ---                ---




                              Dated                       , 1994
                                    ----------------------

                              ----------------------------------

                              ----------------------------------
                              (Please date and sign exactly as
                              name appears at the left and return
                              in the enclosed postage paid
                              envelope)

                            H&R BLOCK, Inc.

                           4410 Main Street
                     Kansas City, Missouri 64111

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     to be held September 7, 1994


     The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the "Company"), will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 7, 1994. Shareholders attending the meeting are asked to park on the east side of the parking lot that is north of the Museum and enter the Museum's east entrance. The meeting will be held for the purpose of considering and acting upon the following:

        1. The election of three Class II directors to serve three-year terms (See page 6);

        2. The approval of an amendment to the Third Stock Option Plan for Seasonal Employees to modify one of the conditions upon which the ability to exercise an option is dependent (See page 24);

        3. The ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the year ending April 30, 1995 (See page 27); and

        4. The transaction of such other business as may properly come before the meeting or any adjournments thereof;

all as set forth in the proxy statement accompanying this Notice.

      The Board of Directors has fixed the close of business on July 19, 1994 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.


                                          By Order of the Board of Directors
                                          JAMES H. INGRAHAM
                                          Secretary

Kansas City, Missouri
July 29, 1994



      A proxy for the annual meeting is enclosed herewith. Please date and sign the proxy and return it promptly in the enclosed postage-paid envelope. If you are present at the meeting and desire to vote in person, the proxy will not be used. Therefore, please return the signed proxy even if you plan to attend the meeting.

                              PROXY STATEMENT

      The accompanying proxy is solicited by the Board of Directors of H&R Block, Inc., 4410 Main Street, Kansas City, Missouri 64111, for use at the annual meeting of shareholders to be held on September 7, 1994, or at any adjournment of that meeting, for the purposes set forth in the foregoing notice. All costs of solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by regular employees of the Company. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so.

      A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, shares represented by properly executed proxies received by the Board of Directors will be counted at the meeting and will be voted in accordance with the shareholder's directions. If the proxy card is signed and returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in accordance with the recommendations of the Board of Directors.

      Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. Shareholders do not have cumulative voting rights with respect to the election of directors. For all other matters to be voted upon at the meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. For purposes of determining the number of shares present in person or represented by proxy on a voting matter, all votes cast "for," "against" or "abstain" are included. "Broker non-votes," which occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter.

      At the close of business on July 19, 1994, the Company's outstanding voting securities consisted of 106,576,312 shares of Common Stock.

      The proxy statement and accompanying form of proxy are first being sent to shareholders on or about July 29, 1994.

                            ELECTION OF DIRECTORS
                            (Item 1 on Proxy Card)

      The Company's Articles of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be not less than nine nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole Board. Effective September 8, 1993, the Board fixed the number of directors to constitute the Board of Directors at 10. The Articles of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The term of office of one class of directors shall expire at each annual meeting of shareholders. Directors elected at an annual meeting of shareholders to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of shareholders after their election.

      Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company's Bylaws.

      At the annual meeting of shareholders to be held on September 7, 1994 three Class II directors will be elected to hold office for three years and until their successors are elected and shall have qualified. G. Kenneth Baum, Henry F. Frigon and Roger W. Hale have been nominated for election as Class II directors of the Company. All nominees are currently Class II directors of the Company. The shares voted by the proxies will be voted for their election unless authority to do so is withheld as provided in the form of proxy. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

      The nominees for election as Class II directors and the current Class I and Class III directors are listed in alphabetical order in the following table. Messrs. Henry Bloch, Davis and Salizzoni serve as Class I directors with terms scheduled to expire at the annual meeting of shareholders in 1996. Ms. Ecton and Messrs. Thomas Bloch, Rich and Sosland serve as Class III directors with terms scheduled to expire at the annual meeting of shareholders in 1995. Ms. Ecton was elected a Class III director by the Board of Directors on September 8, 1993 in order to fill a vacancy on the Board at that time.

                                                Common Stock
                                                (and percent           Sole          Shared
Name, Age and Principal                           of class)         Voting and     Voting and
Occupation or Employment             Director   Beneficially        Investment     Investment
During the Past 5 Years                Since      Owned<F1>           Powers         Powers
- - -------------------------            ---------  -------------       ----------     ----------
G. Kenneth Baum (64)                   1961        92,665<F4>         92,665<F4>        -0-
Chairman of the Board,                             (.09%)
George K. Baum Group, Inc.,
investment company<F2><F3>

Henry W. Bloch (71)                    1955     5,552,700<F4><F7>  5,260,500<F4>    292,200<F7>
Chairman of the Board                             (5.21%)
of the Company<F5><F6>

Thomas M. Bloch (40)                   1983       360,556<F4><F7>     10,556<F4>    350,000<F7>
President and Chief Executive                      (.34%)
Officer of the Company<F2><F6><F8>

Robert E. Davis (63)                   1981        14,465<F4>         14,265<F4>        200
Managing Director, Axess                           (.01%)
Corporation, diversified
manufacturing<F2><F9>

Donna R. Ecton (47)                    1993           100                100            -0-
Former President and Chief                           (0%)
Executive Officer of Van Houten
North America, Inc. and Andes
Candies Inc.<F2><F10>

Henry F. Frigon (59)                   1992         5,666<F4>          5,666<F4>        -0-
Executive Vice President-Corporate                 (.01%)
Development & Strategy and Chief
Financial Officer, Hallmark Cards
Incorporated, greeting cards<F2><F11>

Roger W. Hale (51)                     1991         5,783<F4>          5,728<F4>         55
Chairman, President and Chief                      (.01%)
Executive Officer, LG&E Energy
Corporation, a diversified
energy services company<F2><F12>

Marvin L. Rich (60)                    1961        61,545<F4>         53,145<F4>      8,400
Of Counsel, Craft, Fridkin &                       (.06%)
Rhyne, law firm<F13>

Frank L. Salizzoni (56)                1988        18,665<F4>         18,665<F4>        -0-
President and Chief Operating                      (.02%)
Officer, USAir, Inc., airline<F2><F14>

                                                Common Stock
                                                (and percent           Sole          Shared
Name, Age and Principal                           of class)         Voting and     Voting and
Occupation or Employment             Director   Beneficially        Investment     Investment
During the Past 5 Years                Since      Owned<F1>           Powers         Powers
- - -------------------------            ---------  -------------       ----------     ----------
Morton I. Sosland (69)                 1963       289,687<F4>        103,650<F4>    186,037
Chairman of the Board,                             (.27%)
Sosland Companies, Inc.,
publishers<F2><F15>

<F1>  As of June 1, 1994. For purposes of this disclosure, the Securities and
      Exchange Commission has defined "beneficial ownership" to include securities over which the individual has sole or shared investment or voting power regardless of the economic incidents of ownership. The shares reported in the table include shares held by certain family members of the directors or in trusts or custodianships for such members (directly or through nominees). The reported shares also include 18,000 shares held by a charitable foundation of which Mr. Sosland is an officer and a director, and 106,192 shares held by a corporation of which Mr. Sosland is an officer and a director. The respective directors have disclaimed any beneficial ownership of those shares held by or for their family members and Mr. Sosland has disclaimed any beneficial ownership of those shares held in the name of said charitable foundation or by said corporation.

<F2>  With respect to other directorships held by the above persons in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of
      Section 15(d) of said Act, Mr. Baum is a director of Interstate Bakeries Corporation, Sealright Co., Inc. and Unitog Company; Mr. Thomas Bloch is a director of Business Men's Assurance Company of America; Mr. Davis is a director of Rheometrics, Inc. and USF&G Corporation; Ms. Ecton is a director of Barnes Group, Inc., PETsMART, Inc. and Vencor, Inc.; Mr. Frigon is a director of Dibrell Brothers, Inc. and Pulte Corporation; Mr. Hale is a director of PNC Bank Corp.; Mr. Salizzoni is a director of SKF USA Inc. and USAir Group, Inc.; and Mr. Sosland is a director of AgriStar, Inc., Brown Group, Inc., Commerce Bancshares, Inc. and Kansas City Southern Industries, Inc.

<F3>  Mr. Baum has served as Chairman of the Board of George K. Baum Group,
      Inc. since May 1994. He was Chairman of the Board of George K. Baum & Company from 1982 until May 1994. During the Company's 1994 fiscal year, George K. Baum & Company executed brokerage transactions for the Company in the normal course of business at normal commission rates and the total compensation received by George K. Baum & Company for performing all services rendered to the Company was less than five percent of George K. Baum & Company's consolidated gross revenues for its last full fiscal year.

<F4>  Includes shares which on June 1, 1994 the specified directors had the right to purchase as of July 1, 1994 pursuant to options granted in connection with the Company's stock option plans, as follows: Mr. Baum, 12,665 shares; Mr. Henry Bloch, 10,500 shares; Mr. Thomas Bloch, 10,500 shares; Mr. Davis, 8,665 shares; Mr. Frigon, 666 shares; Mr. Hale, 4,665 shares; Mr. Rich, 12,665 shares; Mr. Salizzoni, 12,665 shares; and Mr. Sosland, 12,665 shares.

<F5>  Henry W. Bloch served as President of the Company from 1962 through July
      1989 and served as its Chief Executive Officer from 1974 through July
      1992.

<F6>  Thomas M. Bloch is the son of Henry W. Bloch.

<F7>  Includes 290,000 shares for which both Henry W. Bloch and Thomas M.
      Bloch are listed as beneficial owners.

<F8>  Thomas M. Bloch was President and Chief Operating Officer of the Company
      from August 1989 through July 1992 and Executive Vice President of the Company from August 1988 through July 1989.

<F9>  Mr. Davis was President of Sequa Corporation (formerly Sun Chemical
      Corporation) from 1983 through February 1991.

<F10> Ms. Ecton was President and Chief Executive Officer of Van Houten North
      America, Inc. and Andes Candies Inc., Delavan, Wisconsin, chocolate and confections companies, from December 1991 until January 1994. She served as Senior Vice President, Franchise and International, Nutri/System, Inc., Blue Bell, Pennsylvania, weight control service, from February 1989 until January 1991.

<F11> Mr. Frigon has served as Executive Vice President-Corporate Development
      & Strategy and Chief Financial Officer of Hallmark Cards Incorporated since January 1991. He served as President of BATUS Incorporated in Louisville, Kentucky, from 1983 until April 1990 and as Chief Executive Officer of such firm from 1985 until April 1990. The principal businesses of BATUS Incorporated at that time were tobacco, paper, retailing and financial services.

<F12> Mr. Hale has served as Chairman, President and Chief Executive Officer of LG&E Energy Corporation since August 1990. He has also served as Chairman of the Board of Louisville Gas & Electric Company since February 1990 and Chief Executive Officer of such company since June 1989. Mr. Hale was Executive Vice President of BellSouth Enterprises, Inc. from September 1988 until June 1989.

<F13> Mr. Rich was a partner of Rich, Granoff, Levy & Gee, law firm, from 1959 until March 1990.

<F14> Mr. Salizzoni has served as President and Chief Operating Officer of
      USAir, Inc. since March 1994. He was Executive Vice President-Finance of USAir, Inc. from November 1990 until March 1994. He served as Chairman and Chief Executive Officer of TW Services, Inc. from April 1987 until July 1989.

<F15> Mr. Sosland has served as Chairman of Sosland Companies, Inc. since
      January 1993. He served as President of such firm from July 1968 through December 1992. He has also served as Chairman of Sosland Publishing Company since 1984.

               DIRECTORS' MEETINGS, COMPENSATION AND COMMITTEES

     There were five meetings of the Board of Directors held during the 1994 fiscal year, and nine meetings of the standing Board committees held during such year. Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the time in which he or she served as a director in such year and (2) the total number of meetings of the Board committees on which he or she served that were held during the time in which he or she served on such committees in such year.

     Directors, excluding those who are employed by the Company or its subsidiaries, receive an annual director's fee of $23,000 ($24,000 as of September 1, 1994) and meeting fees of $1,600 for each Board meeting attended and $1,000 for each committee meeting attended ($1,700 and $1,100, respectively, as of September 1, 1994). In accordance with the provisions of the H&R Block, Inc. Deferred Compensation Plan for Directors, as amended, eligible non-employee directors may defer 100% of such fees. Deferrals are placed in an account maintained by the Company for each director and such deferrals are fully vested at all times. Gains or losses are posted to each account in accordance with the participant's election of a fixed rate investment option, a variable rate investment option or the Company's Common Stock as an investment alternative. Payment of benefits occurs upon the termination of the participant's services as a director, upon his or her death or, if he or she first became eligible to participate in the Plan at age 68 or older, upon attainment of age 75. The account balance is generally paid out in approximately equal monthly installments over a 10-year period commencing not later than six months after the occurrence of the event which results in the benefit distribution.

     If a non-employee director retires from the Board after attaining age 72 or after incurring a permanent and total disability, he or she may receive retirement income from the Company following such retirement. Pursuant to the H&R Block, Inc. Retirement Plan for Non-Employee Directors, a director who retires due to either such reason and who has served on the Board for at least five years prior to retirement may thereafter receive an annual benefit equal to the largest annual director's fee paid by the Company at any time during the year preceding the date of retirement. Such benefit is payable in quarterly installments during the life of the director. A non-employee director who ceases to be a director within one year after a "change in control of the Company" (as defined in the Plan) is also thereafter entitled under the Plan to such an annual benefit. In such circumstances, the benefit is payable in quarterly installments for a term equal to the shortest of the term during which the director served as a director of the Company or the life of the director.

     The 1989 Stock Option Plan for Outside Directors, as amended, provides for the grant of stock options to directors of the Company who are not employees of the Company or any of its subsidiaries. The amended Plan specifies that nonqualified stock options are to be automatically granted to outside directors of the Company serving as such on June 30 of each year in which the Plan is in effect. Each stock option granted to an outside director of the Company pursuant to the Plan, as amended, is for 2,000 shares of the Company's Common Stock, without par value, and the purchase price per share is equal to the last reported sale price for the Common Stock on the New York Stock Exchange on the date of grant. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 300,000 shares.

     Options for 2,000 shares each, with an option price of $35.75 per share, were granted to Messrs. Baum, Davis, Frigon, Hale, Rich, Salizzoni and Sosland on June 30, 1993. Subject to certain exceptions, the outstanding stock options may not be exercised until at least one year after the date of grant, and then may be exercised only in increments in any one year of up to one-third of the aggregate number of shares subject to the option. All outstanding options expire 10 years after the date of grant.

     The Company also offers to its non-employee directors free access to CompuServe Incorporated's Information Service, free income tax return preparation services through the Company's Executive Tax Service and free business travel insurance in connection with Company-related travel.

     The standing committees of the Board include the Executive Committee, the Audit Committee, the Compensation Committee, the Diversification Committee, the Finance Committee and the Nominating Committee. Henry W. Bloch, Chairman of the Board of the Company, and Thomas M. Bloch, President and Chief Executive Officer of the Company, are nonvoting ex officio members of the Compensation, Diversification and Finance Committees.

     The Executive Committee, whose members are Henry W. Bloch (Chairman), G. Kenneth Baum, Thomas M. Bloch, Marvin L. Rich and Morton I. Sosland, held no meetings during fiscal year 1994. The primary function of the Executive Committee is to control and manage, between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

     The Audit Committee, whose members are Frank L. Salizzoni (Chairman), Donna R. Ecton, Roger W. Hale and Marvin L. Rich, held three meetings during the 1994 fiscal year. The functions of the committee include, among other things, reviewing the various internal accounting controls of the Company; reviewing and approving the services of the Company's independent auditors, including any non-audit services provided by them; making recommendations to the Board of Directors with respect to the employment, retention or replacement of such auditors, as well as monitoring the independence of such auditors; and reviewing the scope of the annual audit and related matters.

     The Compensation Committee, whose members are Marvin L. Rich (Chairman),
G. Kenneth Baum, Robert E. Davis and Donna R. Ecton, held one meeting during fiscal year 1994. The functions of the committee primarily include reviewing the compensation of the Company's executive officers and recommending to the Board of Directors the salaries, and any bonus or incentive plans, for such executive officers. See the Compensation Committee Report under "COMPENSATION OF EXECUTIVE OFFICERS," below.

     The Diversification Committee, whose members are Morton I. Sosland (Chairman), G. Kenneth Baum, Henry F. Frigon, Roger W. Hale and Frank L. Salizzoni, held three meetings during fiscal year 1994. The functions of the committee include, among other things, determining appropriate areas of business diversification for the Company, investigating available opportunities for such diversification and recommending to the Board of Directors the acquisition of those businesses which in the committee's judgment would best serve the interests of the Company.

     The Finance Committee, whose members are G. Kenneth Baum (Chairman), Henry F. Frigon, Frank L. Salizzoni and Morton I. Sosland, held two meetings during the 1994 fiscal year. The primary duties of such committee are to provide advice to management and the Board of Directors concerning financial policies and long-term financial planning, to review and approve the Company's short-term and intermediate-term investment positions within the framework of the investment policies established by the Board of Directors, and, in connection with such duties, to review and monitor periodically the Company's working capital needs.

     The Nominating Committee, whose members are Morton I. Sosland
(Chairman), Henry W. Bloch, Thomas M. Bloch and Donna R. Ecton, held no meetings during the 1994 fiscal year. The Nominating Committee is responsible for the initiation of nominations for election as a director of the Company.

                    INFORMATION REGARDING SECURITY HOLDERS

PRINCIPAL SECURITY HOLDERS

       The following table sets forth the name, address and share ownership, as of June 1, 1994, of the persons or organizations known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company.

                                                          Percent of
                                          Shares            Common
     Name and Address                  Beneficially         Stock
     of Beneficial Owner                  Owned          Outstanding
     ---------------------------      -------------      -----------
     Henry W. Bloch                   5,552,700<F1><F2>     5.21%
     Marion H. Bloch
     4410 Main Street
     Kansas City, Missouri 64111

<F1> Marion H. Bloch is the wife of Henry W. Bloch.  Each spouse may be deemed under current rules and regulations of the Securities and Exchange Commission to be the beneficial owner of those shares of the Company's Common Stock held by his or her spouse. However, the Blochs have disclaimed ownership of shares held by or for each other and by or for their children.

<F2> Includes 10,500 shares which Mr. Bloch has the right to purchase as of
     July 1, 1994 pursuant to options granted in connection with the Company's 1984 Long-Term Executive Compensation Plan.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock of the Company of those executive officers of the Company listed in the Summary Compensation Table, below, under "COMPENSATION OF EXECUTIVE OFFICERS," who are not directors of the Company, as well as the beneficial ownership of Common Stock of all directors and executive officers of the Company as a group as of June 1, 1994. Information regarding individual directors is contained in the table above, under "ELECTION OF DIRECTORS." No shares of Preferred Stock have been issued by the Company.

                                         Shares
                                      Beneficially            Percent of
     Name of Beneficial Owner             Owned                 Class
     ------------------------          -----------           -----------
     William P. Anderson                7,709<F1>                .01%

     William F. Evans                  11,666<F1>                .01%

     Allan C. Sorensen                 35,000<F1>                .03%

     Ozzie Wenich                      30,503<F1>                .03%

     All directors and officers     6,180,119<F2><F3>           5.79%
     as a group (15 persons)

<F1> Includes shares which the specified officers had the right to purchase as of July 1, 1994 pursuant to options granted in connection with the Company's 1984 Long-Term Executive Compensation Plan, as follows: Mr. Anderson, 6,999 shares; Mr. Evans, 11,666 shares; and Mr. Wenich, 10,333 shares. All shares shown as beneficially owned by Messrs. Anderson, Evans, Sorensen and Wenich are considered to be held with sole voting and investment powers.

<F2> Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees). Also includes 132,721 shares which such directors and officers have the right to purchase as of July 1, 1994 pursuant to options granted in connection with the Company's stock option plans. The figure does not include shares beneficially owned by Allan C. Sorensen, who was not an executive officer of the Company at the end of fiscal year 1994 or on June 1, 1994.

<F3> Includes 5,633,227 shares held with sole voting and investment powers and 546,892 shares held with shared voting and investment powers.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth for the year ended April 30, 1994, and the two previous fiscal years, the annual, long-term and other compensation paid to the Company's Chief Executive Officer, to each of the four highest paid executive officers of the Company (other than the Chief Executive Officer), who was serving as an executive officer of the Company at the end of such year, and to one former executive officer of the Company who would have been one of such highest paid executive officers, but for the fact that he was not serving as an executive officer of the Company at the end of such year:

                                         SUMMARY COMPENSATION TABLE
                                                                                    Long-Term Compensation
                                                                             ------------------------------------
                                              Annual Compensation                     Awards              Payouts
                                     ------------------------------------    -------------------------    -------
                                                                                            Securities
                                                             Other Annual     Restricted    Underlying      LTIP     All Other
                             Fiscal    Salary                Compensation       Stock         Options     Payouts  Compensation
Name and Principal Position   Year      ($)      Bonus ($)      ($)<F1>      Award(s) ($)     (#)<F2>       ($)       ($)<F1>
- - ---------------------------  ------  ---------   ---------   ------------    ------------   ----------    -------  ------------
Thomas M. Bloch               1994    433,333     293,785     18,885<F3>      138,500<F4>        9,000         0      14,349<F5>
President and Chief           1993    366,667     254,287     13,335<F3>            0            7,500         0      14,462<F5>
Executive Officer             1992    290,000     165,040        N/A                0           15,000         0         N/A

Henry W. Bloch                1994    608,333           0     81,472<F3>            0            4,500         0      22,520<F6>
Chairman of the Board         1993    585,333      63,572     71,884<F3>            0            9,000         0      24,949<F6>
                              1992    556,667     249,650        N/A                0           18,000         0         N/A

William F. Evans              1994    255,075     183,103        133          103,875<F4>        5,000         0      91,403<F8>
Senior Vice President,        1993    183,750     119,056     98,457<F9>            0           30,000         0      14,516<F8>
Corporate Operations<F7>      1992        N/A         N/A        N/A              N/A              N/A       N/A         N/A

William P. Anderson           1994    200,075     123,287     23,772<F9>      103,875<F4>        5,000         0      45,811<F11>
Vice President, Corporate     1993    180,000      58,863    122,678<F9>            0            3,000         0      29,946<F11>
Development and Chief         1992     63,104      17,556        N/A                0            5,000         0         N/A
Financial Officer<F10>

Ozzie Wenich                  1994    129,875      41,904          75               0            2,500         0      35,530<F12>
Vice President, Corporate     1993    121,000      30,506          75               0            2,250         0      30,235<F12>
Controller and Treasurer      1992    113,500      29,758         N/A               0            4,500         0         N/A

Allan C. Sorensen             1994    182,154           0           0               0            2,500         0      23,072<F14>
Chairman of the Board,        1993    268,000      39,087           0               0            3,000         0      32,153<F14>
Interim Services Inc.<F13>    1992    260,000      56,815         N/A               0            6,000         0         N/A

<F1>  In accordance with the transitional provisions applicable to the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission, amounts of Other Annual
      Compensation and All Other Compensation for fiscal year 1992 are not disclosed.

<F2>  Stock options were granted pursuant to the Company's 1984 Long-Term
      Executive Compensation Plan. Options reported for fiscal year 1992 reflect the adjustments made pursuant to the anti-dilution provisions of the 1984 Plan as a result of the two-for-one stock split effected October 1, 1991.

<F3>  Represents payments by the Company of fees incurred by the executive officers for personal income tax return preparation services, as well as amounts reimbursed for the payment of taxes incurred by such officers in connection with the Company's payment of the tax preparation fees.

<F4>  Represents the dollar value of performance units awarded to the specified executive officer as of May 1, 1993, calculated by multiplying $34.625, the last-quoted market price for the Company's Common Stock on April 30, 1993 (the last business day prior to May 1,
      1993), by the number of performance units awarded to the officer (4,000 to Mr. Thomas Bloch, 3,000 to each of Messrs. Evans and Anderson).
      None of the executive officers held other performance units or restricted stock at the end of fiscal year 1994. Dividends are not paid with respect to the performance units, but, in determining the actual value of a performance unit at the end of the three-year performance period (based upon a comparison of cumulative total shareholder return on the Company's stock during such period to the cumulative total return of the Standard & Poor's 500 Stock Index during such period), it is assumed that dividends are reinvested.

<F5>  Includes a contribution under the Company's profit-sharing plan in each of fiscal years 1994 and 1993 of $11,000; Company matching contributions under the Company's 401(k) savings plan in fiscal years 1994 and 1993 of $2,499 and $2,682, respectively; and the $850 (1994)
      and $780 (1993) economic value of the death benefit provided by the Company's Executive Survivor Plan ("ESP"). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer.

<F6>  Includes a contribution under the Company's profit-sharing plan in each of fiscal years 1994 and 1993 of $11,000; Company matching contributions under the Company's 401(k) savings plan in fiscal years 1994 and 1993 of $2,310 and $2,249, respectively; and the $9,210 (1994)
      and $11,700 (1993) economic value of the death benefit provided by the Company's ESP.

<F7>  Mr. Evans commenced his employment with the Company in August 1992.

<F8>  Includes Company matching contributions under the Company's 401(k)
      savings plan of $1,326 in fiscal year 1994; Company matching contributions under the Company's deferred compensation plan for executives ("DCP") in fiscal years 1994 and 1993 of $85,000 and $14,167, respectively; the $5,077 (1994) and $119 (1993) dollar value of "above-market" amounts earned on deferred compensation under the DCP; and, for fiscal year 1993, the $230 economic value of the death benefit provided by the Company's ESP.

<F9>  Includes payments by the Company of certain relocation-related expenses, as well as amounts reimbursed for the payment of taxes incurred in connection with the payment of such relocation-related expenses. The total of such payments and reimbursements during fiscal year 1994 were $23,697 for Mr. Anderson and during fiscal year 1993 were $98,436 for Mr. Evans and $122,607 for Mr. Anderson.

<F10> Mr. Anderson commenced his employment with the Company in December
      1991.

<F11> Includes a contribution under the Company's profit-sharing plan in fiscal year 1994 of $7,793; Company matching contributions under the Company's 401(k) savings plan of $2,994 in fiscal year 1994; Company matching contributions under the Company's DCP of $28,000 in each of fiscal years 1994 and 1993; an additional Company contribution of $3,080 under the DCP in fiscal year 1994 to negate the effect of the deferral of income on the profit-sharing plan contribution in such year; the $3,944 (1994) and $1,439 (1993) dollar value of "above-market" amounts earned on deferred compensation under the DCP; and, for fiscal year 1993, the $507 economic value of the death benefit provided by the Company's ESP.

<F12> Includes contributions under the Company's profit-sharing plan in fiscal years 1994 and 1993 of $6,059 and $6,075, respectively; Company matching contributions under the Company's 401(k) savings plan in fiscal years 1994 and 1993 of $1,674 and $1,658, respectively; Company matching contributions under the DCP in fiscal years 1994 and 1993 of $24,645 and $20,348, respectively; additional Company contributions under the DCP in fiscal years 1994 and 1993 of $2,239 and $1,683, respectively, to negate the effect of the deferral of income on profit-sharing contributions in such years; the $395 (1994) and $18 (1993) dollar value of "above-market" amounts earned on deferred compensation under the DCP; and the $518 (1994) and $453 (1993) economic value of the death benefit provided by the Company's ESP.

<F13> During fiscal year 1994, Mr. Sorensen served as a director of the
      Company until September 8, 1993, and as an officer of Interim Services Inc., which was an indirect wholly-owned subsidiary of the Company until Interim's disposition in January 1994. While he served as a director of the Company, he was considered an "executive officer" of the Company and disclosures are, therefore, included in the Summary Compensation Table for Mr. Sorensen for compensation paid to him, or earned by him, during the portion of the fiscal year in which Interim was indirectly owned by the Company.

<F14> Includes Company matching contributions under the DCP in fiscal years
      1994 and 1993 of $18,270 and $25,000, respectively; the $4,259 (1994)
      and $5,666 (1993) dollar value of "above-market" amounts earned on deferred compensation under the DCP; and the $543 (1994) and $1,487
      (1993) economic value of the death benefit provided by the Company's
      ESP.

STOCK OPTION GRANT TABLE

    The following table summarizes options to purchase the Company's Common Stock granted during the fiscal year ended April 30, 1994 to the executive officers named in the Summary Compensation Table, above (the "Named Officers"). The amounts shown as potential realizable values on the options identified in the table are based on arbitrarily assumed annualized rates of appreciation in the price of the Company's Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission relating to proxy disclosure. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved. No stock appreciation rights were granted during fiscal year 1994.

                          STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                                      Individual Grants
                               --------------------------------------------------------------
                                Number of                                                                    Potential
                               Securities       % of Total                                        Realizable Value at Assumed
                               Underlying        Options                                          Annual Rates of Stock Price
                                Options         Granted to                                        Appreciation for Option Term
                                Granted        Employees in    Exercise Price      Expiration     ----------------------------
Name                            (#)<F1>         Fiscal Year        ($/Sh)             Date           5% ($)          10% ($)
- - -----------------------        ---------       ------------    --------------      ----------      ---------        ---------
Thomas M. Bloch . . . .           9,000            0.37%            $35.75            6/30/03        202,347         512,784
Henry W. Bloch  . . . .           4,500            0.19%            $35.75            6/30/03        101,173         256,392
William F. Evans  . . .           5,000            0.21%            $35.75            6/30/03        112,415         284,880
William P. Anderson . .           5,000            0.21%            $35.75            6/30/03        112,415         284,880
Ozzie Wenich  . . . . .           2,500            0.10%            $35.75            6/30/03         56,207         142,440
Allan C. Sorensen . . .           2,500            0.10%            $35.75            6/30/03              0<F2>           0<F2>

<F1>  Stock option grants consisted of nonqualified stock options, incentive stock options or a combination of the two types of options. Options were granted under the 1984 Long-Term Executive Compensation Plan.
      The exercise price for each option is the fair market value of a share of Common Stock on the date of grant. Options granted to the Named Officers become exercisable one year after the date of grant, at which time they are exercisable on a cumulative basis at a maximum annual rate of 33 1/3% of the total number of shares subject to the option. The stock options become fully exercisable at any time after the Named

      Officer reaches retirement age, retires and more than one year has elapsed since the date of grant. The Named Officer must be employed by the Company or one of its subsidiary corporations at the time of exercise, except that the exercise of the options may take place for limited time periods after the termination of employment in the event of death, retirement, disability or termination without cause. All options expire ten years after the date of grant.

<F2>  No potential realizable value is set forth for options granted to Mr.
      Sorensen as such options terminated on February 3, 1994 upon completion by the Company of the disposition of Interim Services Inc.

OPTION EXERCISES AND FISCAL YEAR END VALUES

      The following table summarizes the value realized on the exercise of options during the fiscal year ended April 30, 1994 and presents the value of unexercised options as of such date for the Named Officers:

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
                                                                    Number of         Value of Unexercised
                                                               Securities Underlying     In-the-Money
                                                                Unexercised Options    Options at FY-End
                                                                   at FY-End (#)           ($)<F1>
                            Shares                               -----------------     -----------------
                          Acquired on             Value           Exercisable (E)/      Exercisable (E)/
Name                      Exercise (#)       Realized ($)<F1>    Unexercisable (U)     Unexercisable (U)
- - ----------------------    ------------       ----------------    -----------------     -----------------
Thomas M. Bloch              10,834                161,212                0(E)                  0(E)
                                                                     19,000(U)            166,625(U)

Henry W. Bloch               27,000                343,313                0(E)                  0(E)
                                                                     16,500(U)            159,000(U)

William F. Evans                0                     0              10,000(E)             76,250(E)
                                                                     25,000(U)            185,000(U)

William P. Anderson             0                     0               4,333(E)             36,456(E)
                                                                      8,667(U)             62,920(U)

Ozzie Wenich                  9,000                265,812            7,250(E)            120,094(E)
                                                                      5,500(U)             48,688(U)

Allan C. Sorensen             5,000                 68,063                0(E)                  0(E)
                                                                          0(U)                  0(U)

<F1>  The value realized on the exercise of options and the value of unexercised in-the-money options at fiscal year end are determined by subtracting the exercise price for the options from the fair market value of the shares subject to the options as of the date of exercise or fiscal year end, respectively.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                                      Number of      Performance or
                                    Shares, Units     Other Period
                                      or Other      Until Maturation
      Name                           Rights (#)         or Payout
      ---------------------          ----------        -----------
      Thomas M. Bloch                   4,000          Three Years
      Henry W. Bloch                      -0-                  N/A
      William F. Evans                  3,000          Three Years
      William P. Anderson               3,000          Three Years
      Ozzie Wenich                        -0-                  N/A
      Allan C. Sorensen                   -0-                  N/A

      The awards in the above table are awards of performance units granted by the Compensation Committee of the Board of Directors as of May 1, 1993 under the 1984 Long-Term Executive Compensation Plan and the Long-Term Performance Program thereunder. Each performance unit has an initial value of one share of the Common Stock, without par value, of the Company. The recipient is entitled to receive whole shares of Common Stock after the end of the three-year performance period equal to the actual value of the unit at such time. The actual value of a performance unit at the end of the performance period is determined by dividing the percentage change in cumulative total shareholder return on the Company's Common Stock during the performance period, assuming reinvestment of dividends, by the percentage change in the cumulative total return of the Standard & Poor's 500 Stock Index during such period, assuming the reinvestment of dividends. If the performance ratio so determined is 1.0 (target), the actual value of each unit is one share, with the following other actual values prescribed by the
Program: 1.5 or more (performance ratio)/1.5 shares (actual value of each unit); .85 (floor)/.5 share; below .85/0 shares. The actual value of a performance unit is computed by interpolation for performance ratios between .85 and 1.0 and between 1.0 and 1.5. Payments of performance units are made in whole shares of Common Stock after the completion of the performance period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The following non-employee directors serve on the Compensation
Committee of the Company's Board of Directors: G. Kenneth Baum, Robert E. Davis, Donna R. Ecton and Marvin L. Rich. Henry W. Bloch, Chairman of the Board of the Company, and Thomas M. Bloch, its President and Chief Executive Officer, are ex officio members of the Compensation Committee. Such ex officio status does not entitle them to vote on matters submitted to the Compensation Committee. During fiscal year 1994, Mr. Baum was an executive officer of George K. Baum & Company, an investment banking firm that has performed services for the Company during the last fiscal year and that will perform services for the Company during the current fiscal year. During fiscal year 1994, said firm executed brokerage transactions for the Company in the normal course of business at normal commission rates. The total compensation received by George K. Baum & Company for performing services for the Company was less than five percent of George K. Baum & Company's consolidated gross revenues for its last full fiscal year.

      During the Company's fiscal year 1994, Thomas M. Bloch and William F. Evans, the Company's Senior Vice President, Corporate Operations, each served on the board of directors and compensation committee of Interim Services Inc., formerly an indirect wholly-owned subsidiary of the Company. Allan C. Sorensen, Chairman of the Board of Interim Services Inc., served on the Board of Directors of the Company until September 8, 1993. The Company sold its entire interest in Interim in January 1994.

PERFORMANCE GRAPHS

      The following graphs each set forth the cumulative total shareholder return to the Company's shareholders during the five-year period ended April 30, 1994, as well as the cumulative total return of the Standard & Poor's 500 Stock Index for the same period. The first graph also sets forth for the same period the cumulative total return of the Standard & Poor's Specialized Services Index, the published industry index to which the Company is currently assigned by Standard & Poor's. The second graph sets forth the cumulative total shareholder return for the five-year period ended April 30, 1994 of the Standard & Poor's Miscellaneous Industry Index, the index to which the Company was assigned by Standard & Poor's a year ago and the published industry index presented in the Company's proxy statement for the annual meeting of shareholders held on September 8, 1993. In light of the change in the industry index to which the Company has been assigned, the Company has selected the Specialized Services Index for the performance graph, but also presents a performance graph reflecting the Miscellaneous Industry Index for comparison purposes.

      The performance graphs assume that $100 was invested at the market close on April 30, 1989 and that dividends were reinvested. The data for both graphs was furnished by Standard & Poor's Compustat, a division of McGraw-Hill, Inc. The Company has been advised that the Standard & Poor's Specialized Services Group consists of eight corporations, including the Company, and that the Standard & Poor's Miscellaneous Industry Group now includes 14 corporations.

  ("TOTAL RETURN TO SHAREHOLDER" PERFORMANCE GRAPHS SUBMITTED ON PAPER,
    FORM SE, PURSUANT TO RULES 304(d) AND 311 OF REGULATION S-T)

COMPENSATION COMMITTEE REPORT

      COMPENSATION PHILOSOPHY

      The Company is strongly committed to maximizing shareholder value through consistent growth and profitability. Superior performance by the executive officers and management team of the Company and its subsidiary corporations is an essential element to reaching that goal. As such, it is the philosophy of the Company to ensure that executive compensation is directly linked to financial performance and increases in shareholder value as measured by the Company's stock price and dividend history. It is the Compensation Committee's responsibility to review the Company's executive compensation program and policies each year and recommend to the non-employee members of the Board of Directors the compensation of the Company's executive officers. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

      (1) Provide a competitive total compensation program that enables the Company and its subsidiary corporations to attract and retain the key executives needed to accomplish the Company's goals.

      (2) Integrate executive compensation programs with the Company's business objectives and focus executive behavior on the fulfillment of those objectives.

      (3) Provide variable compensation opportunities that are directly related to the performance of the Company and that align executive compensation with the interests of the Company's shareholders.

      COMPENSATION PROGRAM

      The Company's executive compensation program has been designed to ensure that pay levels and incentive opportunities for executives are competitive and reflect the performance of both the individual executive and the Company. The Committee from time to time confers with an outside compensation consultant concerning salaries, annual incentive compensation, long-term incentive programs and overall executive compensation. In designing compensation programs for executives and determining executive officer salaries, the Committee takes into consideration information provided by such consultants and from published surveys with respect to compensation paid to executives holding positions with similar responsibilities in organizations of comparable size. The components of the compensation program for executives are described below.

      BASE SALARY. Base salaries are determined by reference to an individual's salary grade and corresponding salary range. Several factors are considered in determining the appropriate salary grade for a particular officer, including level of responsibility, prior experience and accomplishments and the relative importance of the job in terms of achieving corporate objectives. Among the factors considered in determining the appropriate salary within a particular salary range are the experience and performance of the executive. The individual salaries of executive officers are reviewed annually by the Committee.

      MANAGEMENT INCENTIVE COMPENSATION. The Company's management incentive plan is designed to specifically relate executive pay to Company and individual performance. Cash bonuses under this plan provide financial rewards for the achievement of substantive business and personal results. The performance measures upon which bonus compensation is based vary depending on the executive and the related line of business. Bonuses are paid after the end of a fiscal year only if the Company (or a subsidiary of the Company) has met a performance target, or performance targets, established by the Compensation Committee for such fiscal year end and only if the executive remained in the employ of the Company or one of its subsidiary corporations at the end of such year. The primary factor upon which bonus compensation was dependent for the fiscal year ended April 30, 1994 was the degree to which the Company (or a subsidiary of the Company) attained its budgeted fiscal year pretax profit. Among other performance factors upon which incentive awards for executive officers may depend are goals relating to specific business results for the executive's applicable business unit, the degree to which the executive achieves certain management goals and the degree to which an executive operates within the budget for his or her business unit or department. Competitive target bonus opportunities are generally established by the Committee for each participating salary grade level, with adjustments made for specific individual circumstances.

      DEFERRED COMPENSATION. The Company offers to its executive officers and to key employees of its subsidiaries a deferred compensation program designed to enhance such officers' and employees' financial security upon retirement. The primary plan offers executive officers the opportunity to defer annually up to 35% of base salary over periods of four or eight years with an aggregate limit on deferrals of 280% of base salary. The Company contributes $.50 for each dollar deferred and vesting in such Company contributions is based on the individual's length of employment with the Company. Gains or losses are posted to a participant's account in accordance with his or her election of a fixed rate, variable rate or Company stock investment option. A supplemental plan became effective May 1, 1994 and it offers participants an opportunity to defer an additional 280% of base salary after they have reached the aggregate deferral limit under the primary plan. Under the supplemental plan, there is no Company match and the Company's Common Stock is the sole benchmark for measuring gains and losses on deferral accounts. The deferred compensation plans are unfunded. Benefits are paid upon termination of employment, except in cases of disability or hardship.

      STOCK OPTIONS. The Company encourages stock ownership by executive officers of the Company, but has not established target levels for equity holdings by executives. Long-term incentive awards which are tied to the Company's Common Stock, such as stock options, are designed to encourage stock ownership. Stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with the interests of the Company's shareholders. Under the Company's 1993 Long-Term Executive Compensation Plan (approved by the Company's shareholders in September 1993 to replace the 1984 Long-Term Executive Compensation Plan), option exercise prices are set at 100% of the fair market value on the date of grant and the options expire after 10 years. Options granted to executive officers provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 33 1/3% of the total number of shares subject to the option. Although the grant of options is discretionary with the Compensation Committee, executives have received stock options on an annual basis since 1985 due to the strong performance of the Company in such years, as well as the Committee's desire to increase stock ownership among executive officers so as to better align their economic interests with those of the shareholders. The number of shares subject to each option is determined by an analysis of the executive's applicable salary grade and level of responsibility. The Compensation Committee believes that stock options have been effective in attracting, retaining and rewarding executives and key employees of the Company and its subsidiary corporations over the years.

      LONG-TERM PERFORMANCE PROGRAM. Senior executive officers of the Company and the chief executive officers of its primary operating subsidiaries have received awards of performance units granted as of May 1, 1993 pursuant to the 1984 Long-Term Executive Compensation Plan and as of May 1, 1994 pursuant to the 1993 Long-Term Executive Compensation Plan. The objectives of the Long-Term Performance Program are to provide a meaningful incentive to senior executives, encourage their continued employment and base the value of the compensation upon total shareholder return with respect to the Company's Common Stock, thereby again aligning their interests with the interests of the Company's shareholders. Each performance unit has an initial value of one share of the Company's Common Stock and is subject to a performance period of three years. The actual value of a performance unit at the end of a performance period is dependent upon the cumulative total shareholder return on the Company's Common Stock during the performance period, assuming reinvestment of dividends, as compared to the cumulative total return of the Standard & Poor's 500 Stock Index (which index was selected due to the diversified nature of the Company). Based upon such comparison, the actual value of a performance unit may be from 0% to 150% of one share of Common Stock with payments of performance units to be made in whole shares of Common Stock after the completion of the three-year performance period. The Compensation Committee has absolute discretion to determine the senior executives to whom performance units are to be awarded and the number of performance units to be awarded to each selected recipient. The Committee's determination of the size of any award granted is subjective and not subject to any specific formula or criteria.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER. The salary, bonus, stock option awards and performance unit awards of the Chief Executive Officer are determined by the Committee substantially in conformity with the policies described above for all other executives of the Company.

      Thomas M. Bloch became President and Chief Executive Officer on August 1, 1992. In September 1993, at the time of the Compensation Committee's annual review of executive compensation, Thomas Bloch's annual base salary was increased from $400,000 to $450,000 in recognition of his and the Company's performance for the fiscal year ended April 30, 1993, and after the Committee referred to published compensation surveys and conferred with an outside consultant concerning salaries paid to persons holding the title of chief executive officer (and having similar responsibilities to those performed and to be performed by Mr. Bloch) in organizations of comparable size.

      As Chief Executive Officer of the Company, Thomas Bloch has responsibility for the general and active management of the business of the Company and its subsidiaries. Therefore, the Compensation Committee established Mr. Bloch's target award for the fiscal year ended April 30, 1994 at $258,000 and determined that his management incentive compensation for such fiscal year should be based solely upon the Company's achievement of its budgeted fiscal year pretax profit. The Company achieved an increase in earnings from continuing operations before taxes of 11.7% compared to the previous year. Based upon the results achieved by the Company, Mr. Bloch was entitled to bonus compensation of $293,800, an amount which is 113.9% of the target award.

      The award of stock options to Thomas Bloch was made during fiscal year 1994 on June 30, 1993 at the same time that options were awarded to other executive officers then in the employ of the Company or one of its subsidiary corporations. The fiscal 1994 stock option grant awarded to Mr. Bloch was for a total of 9,000 shares of Common Stock with a stock option price of $35.75 (the closing price for the Company's stock on the New York Stock Exchange on the date of grant). Mr. Bloch's fiscal 1994 stock option is exercisable in one-third annual increments (3,000 shares each year) commencing on June 30, 1994, provided that he remains in the employ of the Company or one of its subsidiaries.

      Mr. Bloch also received an award of 4,000 performance units under the Long-Term Performance Program. The terms of the performance units are described above under "Long-Term Performance Program."


                                         COMPENSATION COMMITTEE

                                         Marvin L. Rich, Chairman
                                         G. Kenneth Baum
                                         Robert E. Davis
                                         Donna R. Ecton


          AMENDMENT TO THIRD STOCK OPTION PLAN FOR SEASONAL EMPLOYEES
                            (Item 2 on Proxy Card)

INTRODUCTION

     The Company has offered a stock option program to the seasonal employees of its income tax services business since 1969. The program is intended to reward performance, encourage retention and instill loyalty in the seasonal tax associates who are vital to this segment of the Company's business. The Board of Directors of the Company believes that a substantial majority of seasonal associates perceive the Third Stock Option Plan for Seasonal Employees (the "Plan") as a valuable benefit and that the Plan is a valuable tool in retaining such associates. The Board has approved an amendment to the Plan (subject to further approval by the shareholders of the Company) that will modify one of the conditions that must be satisfied by optionees in order to exercise outstanding stock options and, thereby, in the Board's opinion, increase the value of the Plan to the seasonal employees and the Company. The proposed amendment does not extend the Plan or otherwise modify the Plan in any manner. If approved by the shareholders, the amendment will be effective January 1, 1995 and will apply to all stock options then outstanding or thereafter granted under the Plan. The Plan is described below and is set forth (as it is proposed to be amended) in Exhibit A, comprising a part of this proxy statement.

     Under the Plan as it currently exists, each option granted thereunder is exercisable only during the month of September in either of the two years following the date of grant and then only if (1) the optionee is an eligible seasonal employee or a full-time employee and (2) the actual compensation earned by the optionee during the year of exercise is at least equal to 80% of the actual compensation earned by him or her during the year of grant. The 80% provision was included in the Plan as an inducement for optionees to return to work for a significant number of hours in the years following the year in which the option was granted.

       It is proposed that the 80% requirement be reduced to 50% in order to allow more seasonal employees to exercise options each year. The Company's tax business has changed since the Plan was adopted in 1974. In recent years, the electronic filing of federal income tax returns and the income tax returns of an increasing number of states has become a significant part of the business of H&R Block Tax Services, Inc. and its subsidiaries. The desire on the part of taxpayers to receive income tax refunds earlier, or to obtain refund anticipation loans, has caused them to have their returns prepared earlier in the tax season and to utilize an electronic filing service so that the processing of their returns and the issuance of their refunds or refund anticipation loans may be accomplished quickly. A substantial portion of H&R Block's electronic filing business is conducted each year during the last week of January and the first few weeks of February. To accommodate the many customers who visit H&R Block offices during this early "peak" period, many additional employees are needed to staff such offices. Frequently, seasonal associates who worked throughout a tax season in one year are hired to work only through the early peak period in one or more years following such tax season. Other seasonal employees will return to work throughout subsequent tax seasons, but will experience a reduction in scheduled working days and hours in such seasons after the early peak period has concluded. In these situations, the affected seasonal employee will earn significantly less compensation in the one or two years following the year in which they receive stock option grants under the Plan and they often are not able to satisfy the 80% condition for the exercise of such options.

     By reducing the 80% condition to a 50% condition, seasonal employees who experienced reduced working hours for reasons not within their control will still be rewarded for their decision to return to H&R Block for seasonal employment. In addition, those seasonal associates who are asked to accept employment for only a portion of a subsequent tax season, or for fewer working hours during an entire tax season, will have an incentive to accept such employment, as they will likely satisfy the earnings condition for the exercise of previously awarded stock options even if they work fewer hours.
As a result, the tax business should be better able to fully staff its offices during the early peak period. Accordingly, the Board of Directors recommends that the Plan be amended in the manner described above.

DESCRIPTION OF THE PLAN

     Options to purchase the Company's Common Stock are granted under the Plan to "Eligible Seasonal Employees" of the Company or its subsidiaries. Eligible Seasonal Employees are persons engaged in income tax return preparation or related activities for limited periods of time during each year. Their jobs must be designated by the Company to be seasonal jobs and they must have adhered to the working hours agreed upon during the year. At the peak of the 1994 tax season, the Company had in its employ approximately 80,000 Eligible Seasonal Employees. Officers and directors of the Company may not receive option grants pursuant to the Plan.

     On June 30 of each year that the Plan is in effect, each Eligible Seasonal Employee who was employed by a subsidiary of the Company either on the immediately preceding April 15 (or the next business day if it falls on a Saturday, Sunday or holiday) or for at least 100 working days during the 12-month period preceding such June 30 will receive an option to purchase one share of Common Stock of the Company for each $100 of compensation earned during the preceding 12 months, subject to a maximum and minimum annual grant per optionee of 100 shares and five shares, respectively, and to maximum aggregate grants to all optionees under the Plan of 39,400,000 shares.

     The number of shares that may be optioned (or purchased pursuant to outstanding options) is subject to adjustment upon the occurrence of specified changes in the Company's capitalization. The compensation of each Eligible Seasonal Employee who earns less than $500 during a 12-month period ending on June 30 is added to the actual compensation of such employee for the 12-month period ending on the following June 30 for purposes of determining the number of shares to be optioned on the latter date. Each option price is the market price of the Common Stock on the date the option is granted. The times when the options may be exercised and the conditions upon which the ability to exercise is dependent are described above under "Introduction." An option may be exercised for less than the total number of shares covered thereby and, upon any exercise as to less than all of the shares covered by an option, the option terminates as to the balance of such shares. Each option in nontransferable and terminates upon the optionee's death. Shares subject to options that expire or otherwise terminate unexercised may again be optioned by the Company during the life of the Plan.

     The Plan, unless extended, will terminate on December 31, 1995. The Board of Directors of the Company may at any time during the continuance of the Plan amend, supplement, suspend or terminate the Plan, provided that no employee's existing rights are adversely affected thereby.

FEDERAL INCOME TAX CONSEQUENCES

     Under current federal income tax laws, a seasonal employee who receives a stock option under the Plan is not deemed to have received any income at the time the option is granted; however, he or she will recognize taxable ordinary income in the year any part of the option is exercised in an amount equal to the difference between the fair market value of the shares on the exercise date and the option price of the shares. The Company generally is entitled to a deduction for purposes of determining its corporate income tax obligations in an amount equal to the total amount of ordinary income recognized by the employee. Upon disposition of the shares by the seasonal employee, he or she will recognize capital gain or loss equal to the difference between the amount realized on such disposition and the basis for such shares, which basis will include the amount previously recognized by the employee as ordinary income.

OPTIONS GRANTED OR TO BE GRANTED UNDER THE PLAN

     For the last three years, options were granted on the following dates of grant, for the following total numbers of shares, to the following total numbers of Eligible Seasonal Employees and with the following option prices (1994 figures for shares subject to options and number of optionees are estimates):

                          Shares Subject    Number of
     Date of Grant          To Options      Optionees        Option Price
     -------------          ----------      ---------        ------------
     June 30, 1992          1,854,997         70,697           $34.125
     June 30, 1993          1,933,829         71,799           $35.750
     June 30, 1994          2,024,200         72,009           $39.250

     If the Plan is not sooner terminated, stock options will automatically be awarded under the Plan on June 30, 1995 to Eligible Seasonal Employees in accordance with the criteria described above under "Description of the Plan." It is not possible to state the numbers of options to be granted to any person or group. No options under the Plan have been granted to or will be granted to any executive officer, director or nominee for director of the Company. On July 19, 1994, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $39.00 per share.

RESOLUTIONS TO BE PRESENTED AT ANNUAL MEETING

     The following resolutions will be presented at the annual meeting of shareholders:

          "RESOLVED, That this corporation's Third Stock Option Plan for Seasonal Employees, as amended, be further amended by deleting the figure '80%' from the first sentence of Section C of Article 9 of said Plan and replacing such figure with the figure '50%'; and

          "FURTHER RESOLVED, That said amendment shall be effective January 1, 1995, and shall apply to all options then outstanding under the Plan, as well as to all options thereafter granted under the Plan."

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

     The Board of Directors has approved the foregoing Plan amendment, subject to shareholder approval, even though shareholder approval is not required under the terms of the Plan relating to its amendment. If the proposal is not approved by a majority of the shares present in person or represented by proxy at the meeting, the conditions for the exercise of stock options granted under the Plan will remain as they currently exist. The Board believes that the approval of the amendment to the Plan will assist the Company's tax services subsidiaries in their ability to employ, reward and retain their seasonal employees and, as a result thereof, such amendment will promote the interests of the Company and its shareholders. THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

                            APPOINTMENT OF AUDITORS
                            (Item 3 on Proxy Card)

     Deloitte & Touche has audited the accounts of the Company since 1965.
It has offices or affiliates convenient to most of the Company's operations in the United States and other countries and is considered to be well qualified. The Board of Directors has appointed such firm as the Company's independent auditors for the year ending April 30, 1995 and recommends that the shareholders ratify such appointment. Representatives of Deloitte & Touche expect to attend the annual meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by the shareholders.

     Proxies solicited by the Board of Directors will be voted for ratification of the appointment of Deloitte & Touche in the absence of instructions to the contrary.

                             SHAREHOLDER PROPOSALS

     Recommendations for nominees to be elected to the Board of Directors and proposals of shareholders intended to be presented at the next annual meeting scheduled to be held on Tuesday, September 12, 1995 must be submitted in writing to the Secretary of the Company, H&R Block, Inc., 4410 Main Street, Kansas City, Missouri 64111. Shareholder proposals must be received by the Secretary no later than March 31, 1995 in order to be included in next year's proxy statement and form of proxy.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

                                         By Order of the Board of Directors
                                         JAMES H. INGRAHAM
                                         Secretary

July 29, 1994

                                                        Exhibit A

                         H&R BLOCK, INC.

          THIRD STOCK OPTION PLAN FOR SEASONAL EMPLOYEES

                           (As Amended)

     Article 1. ESTABLISHMENT OF THE PLAN. H&R BLOCK, INC., a Missouri corporation (the "Company"), hereby formulates and adopts a Third Stock Option Plan for Seasonal Employees (the "Plan") whereby there may be granted to seasonal employees of the Company and its subsidiaries, options to purchase shares of the Company's no par value Common Stock, such shares being hereinafter sometimes referred to for convenience as "common stock" or "stock" or "shares." For purposes of the Plan the term "subsidiary" shall be deemed to mean any corporation of which at least 51% of the outstanding common stock is owned by the Company.

     Article 2. PURPOSE OF THE PLAN. The purpose of the Plan is to advance and promote the interests of the Company and its subsidiaries and the Company's stockholders by providing a method whereby seasonal employees of the Company may acquire common stock under options to purchase the same subject to the conditions hereinafter or therein provided. The Plan is further intended to provide seasonal employees who may be granted such options with additional incentive to continue in the employ of the Company or its subsidiaries on a seasonal basis and to increase their efforts to promote the best interest of the Company, its subsidiaries and its stockholders.

     Article 3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of three or more Directors of the Company, to be appointed by and to serve at and during the pleasure of the Board of Directors of the Company. All references herein to the Committee shall be deemed to mean the Board of Directors of the Company if the Board has not appointed a Committee. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee. The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons, including without limitation the Company, the stockholders, the Board of Directors and any persons having any interest in any options which may be granted under the Plan. The Committee may impose such additional conditions upon the grant and exercise of options under this Plan as may from time to time be deemed necessary or desirable, in the opinion of counsel of the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan.

     Article 4. ELIGIBILITY. Options shall be granted on June 30 of each year the plan is in effect (the "date of grant") only to "Eligible Seasonal Employees" of the Company or of a subsidiary of the Company for such year. The term "Eligible Seasonal Employees" for any calendar year during which the Plan is in effect shall include all those employees of the Company or a subsidiary of the Company who (a) are hired to perform for limited periods of time during such year jobs specifically designated by the Company to be seasonal jobs and (b) have adhered to the working hours agreed upon during such year.

     Article 5. STOCK SUBJECT TO THE PLAN. The shares of common stock to be issued upon exercise of the options granted under the Plan shall be made available, at the discretion of the Board of Directors of the Company, either from authorized but unissued stock of the Company or from shares that have been purchased by the Company from any source whatever, but the aggregate number of shares for which options may be granted under the Plan shall not exceed 39,400,000 shares of common stock of the Company. If an option granted under the Plan shall be surrendered or shall for any reason whatsoever expire or terminate in whole or in part without the exercise thereof, then the shares of stock which were subject to any such option shall, if the Plan shall then be in effect, be available for options thereafter granted under the Plan.

     Article 6. METHOD OF PARTICIPATION. Each Eligible Seasonal Employee who either (i) is an employee of the Company or one of its subsidiaries on April 15 (or the next business day if it falls on a Saturday, Sunday or holiday) of each calendar year the Plan is in effect, or (ii) has been an employee of the Company or one of its subsidiaries for at least an aggregate of 100 working days during the 12-month period ending with the date of grant, shall be granted an option to purchase one share of common stock for each $100 of the total compensation earned by him during and throughout the 12-month period ending with the date of grant, provided, however, (a) no such employee shall be granted an option to purchase in excess of 100 of said shares in any calendar year under the Plan, (b) no such employee shall be granted an option if the number of shares which he would be entitled to purchase would be less than five, and (c) any fractional shares which would otherwise be subject to option under the Plan shall be adjusted to the nearest whole number of shares. Each Eligible Seasonal Employee who earns less than $500 during the 12-month period ending on a June 30 which is a date of grant under the Plan shall have his compensation for such period added to his actual compensation for the following 12-month period ending June 30 for purposes of determining the number of shares which shall be optioned to him on said latter June 30 if the Plan is then in effect and if he is then an Eligible Seasonal Employee. As promptly as possible after June 30 of each year the Plan is in effect (but effective as of such date) each Eligible Seasonal Employee shall be notified in writing by a letter of notice setting forth the number of shares optioned to him under the Plan, the option price and the terms and conditions of said option as described in Article 9.

     Article 7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event a merger, consolidation, reorganization, recapitalization, stock dividend or other change in the corporate structure or capitalization affecting the Company's capital stock shall occur, an appropriate adjustment shall be made in the number of shares of stock available for options under the Plan and subject to outstanding options as well as in the provisions of Article 6. Any such adjustment shall be made by the Board of Directors and, when so made, shall be effective and binding for all purposes of the Plan and of all options then outstanding.

     Article 8. OPTION PRICE. Each year this Plan is in effect, the purchase price per share under each option granted during such year shall be equal to the last reported sale price, regular way, for the Common Stock on the New York Stock Exchange (or, if the stock is not then traded on such exchange, the mean of the high bid and low asked prices per share in the over-the-counter market, as reported by the National Quotation Bureau, Incorporated), in each case on the date of grant (or if said date falls on a non-business day then on the next preceding business date on which the stock is quoted) of such year.

     Article 9. TERMS AND CONDITIONS OF OPTIONS. The terms and conditions of each option granted hereunder shall be set forth in a letter of notice to the employees to whom such option is granted. Said terms and conditions shall be consistent with the provisions of the Plan and shall include but not be limited to the following:

     A. CONTINUATION OF EMPLOYMENT. The grant of an option under this Plan shall not confer on the optionee any right to continue in the employ of the Company or any of its subsidiaries, nor shall it limit the right of the Company or any of its subsidiaries to terminate the employment of any optionee at any time.

     B. PERIODS OF EXERCISING OPTION. An option may be exercised only between the dates of September 1 through September
30 of the two calendar years immediately following the calendar year in which said option was granted, and said option shall expire as to all shares subject thereto which are not so exercised.

     C. CONDITIONS OF EXERCISING OPTION. If an optionee shall not be an Eligible Seasonal Employee, as defined in Article 4, for a year in which he would be otherwise entitled to exercise an option under this Plan, or shall not have earned actual compensa-tion during the 12-month period ending on June 30 of such year which is at least equal to 50% of the actual compensation earned by him during the 12-month period ending on June 30 of the year in which the option was granted, he shall not be entitled to exercise his option for such year; provided, however, if the optionee shall become a full-time employee of the Company or any of its subsidiaries prior to August 1 of such year he shall be entitled to exercise said option for each such year provided he is a full-time employee of the Company or one of its subsidiaries at the time the option is exercised. The option must be exercised by the optionee in writing within the periods above specified with respect to all or part of the shares optioned and accompanied by full payment of the option price thereof. Only one exercise shall be permitted with respect to a single option. No optionee will be deemed to be a holder of any shares subject to an option unless and until certificates for such shares are issued to him under the terms of the Plan. As used herein, full-time employee means an individual in the employ of the Company or one of its subsidiaries at the time of exercise of such option.

     D. NON-TRANSFERABILITY OF OPTION. The option shall be exercisable only by the optionee and shall not be transferable by him.

     E. QUALIFICATION OF STOCK. Each option shall be subject to the requirement that if at any time the Board of Directors of the Company shall determine, in its discretion, that qualification of the shares of stock thereby covered under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such option or the purchase of shares thereunder, the option may not be exercised in whole or in part unless and until such qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company, at its discretion.

     Article 10. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that no employee's existing rights are adversely affected thereby.

     Article 11. EXPIRATION OF PLAN. The Plan, unless extended, shall terminate on December 31, 1995, but no termination of the Plan, whether under the provisions of this Article 11 or otherwise, shall affect the continuance of any option granted hereunder prior to said date.